Exhibit 99.1

NEWS RELEASE

September 10, 2024

Helmerich & Payne, Inc. Announces Pricing of $1.25 Billion Aggregate Principal Amount of Senior Notes

TULSA, Okla.—September 10, 2024 (BUSINESS WIRE)-- Helmerich & Payne, Inc. (NYSE:HP) (“H&P” or the “Company”) announced today that it has priced an offering (the “Offering”) of $1.25 billion aggregate principal amount of senior notes, comprised of the following tranches (collectively, the “Notes”): $350 million aggregate principal amount of 4.650% senior notes due 2027 to be issued at a price equal to 99.958% of their face value, $350 million aggregate principal amount of 4.850% senior notes due 2029 to be issued at a price equal to 99.883% of their face value and $550 million aggregate principal amount of 5.500% senior notes due 2034 to be issued at a price equal to 99.670% of their face value.

The Offering is expected to close on September 17, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering, together with the proceeds of its term loan credit facility and cash on hand, to finance the purchase price for its previously announced pending acquisition (the “Acquisition”) of KCA Deutag International Limited (“KCAD”), to repay certain of KCAD’s outstanding indebtedness, and to pay related fees and expenses. The net proceeds from the Offering will reduce the commitments under the Company’s existing bridge loan facility for purposes of financing the Acquisition to approximately $332 million.

The Notes will be subject to a “special mandatory redemption” in the event that the consummation of the Acquisition does not occur on or before October 25, 2025, or if the Company notifies the trustee of the Notes that it will not pursue the consummation of the Acquisition.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or any state or other jurisdiction's securities laws and may not be offered or sold in the United States to, or for the benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the Notes or any other security of the Company, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Offering is being made solely pursuant to a private offering memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this communication are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “continue,” or the negative thereof or similar terminology, and such include, but are not limited to, statements regarding the consummation of the Acquisition, the terms of Offering and the intended use of the net proceeds therefrom.

Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions, many of which are beyond our control and any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The inclusion of such statements should not be regarded as a representation that such plans, estimates, or expectations will be achieved. Factors that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements include, but are not limited to, our ability to consummate the Acquisition on the terms currently contemplated, risks and uncertainties related to economic, market or business conditions, including those which might affect the Offering, and additional factors disclosed in our 2023 Annual Report on Form 10-K, including under Part I, Item 1A— “Risk Factors” and Part II, Item 7— “Management’s Discussion and Analysis of Financial Condition and Results of Operations” thereof, as updated by subsequent reports (including the Company’s Quarterly Reports on Form 10-Q) we file with the Securities and Exchange Commission.

All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.  All forward-looking statements speak only as of the date they are made and are based on information available at that time. Because of the underlying risks and uncertainties, we caution you against placing undue reliance on these forward-looking statements. We assume no duty to update or revise these forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

HP Contacts:

Dave Wilson, Vice President of Investor Relations

investor.relations@hpinc.com

918-588-5190

Media

Stephanie Higgins

Director of Communications

Stephanie.Higgins@hpinc.com

(918) 588-2670